Exhibit (a)(1)(AAA)

Extraordinary General Meeting of Elan Corporation, plc (the “Company”) – 17 June 2013

The Voting Instructions must be signed, completed and received at the indicated address prior to 10:00 a.m.

(New York City time) on 13 June 2013, for action to be taken

To submit a voting instruction by mail, mark, sign date and return the form promptly using the enclosed envelope

Ordinary Resolutions
1. To authorize the Company to enter into the Theravance Transaction
2. To authorize the Company to enter into the AOP Transaction
3. To authorize the Company to enter into the ELND005 Transaction
4. To authorize the Company to enter into the Share Repurchase Program

VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES

ELAN CORPORATION, PLC (the “Company”)

CUSIP No.:	284131208 and 292910015
ADS Record Date	23 May 2013
Meeting Specifics:	An Extraordinary General Meeting (the “EGM”) is to be held on June 17, 2013 at the O’Callaghan Davenport Hotel, 8/10 Merrion Street Lower, Dublin 2, Ireland at 10:00 a.m. Irish time, and at any adjournment thereof
Meeting Agenda:	The resolutions being considered at the EGM are summarized on the reverse side of this instruction card.
Depositary:	Citibank, N.A.
Deposit Agreement:	Amended and Restated Deposit Agreement, dated as of February 3, 2012
Deposited Securities:	Ordinary shares, par value €0.05 per share, of the Company
Custodian:	Citibank, N.A., London branch

The undersigned holder, as of the ADS Record Date, of the American Depositary Shares identified above (such American Depositary Shares, the “ADSs”), acknowledges receipt of a copy of the Depositary’s Notice of the Meeting and hereby authorizes and directs the Depositary to cause to be voted at the Meeting (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof, and in the Depositary’s discretion with respect to all other matters as may properly come before the EGM.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a holder of ADSs, as of the ADS Record Date, of voting instructions in the manner specified by the Depositary, the Depositary shall, as soon as practicable after such receipt and as long as permitted under applicable law, the provisions of the Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such holder’s ADSs in accordance with such voting instructions.

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote the Deposited Securities represented by ADSs, except pursuant to and in accordance with voting instructions timely received from holders or as otherwise contemplated in the Deposit Agreement. If the Depositary timely receives voting instructions from a holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such holder’s ADSs, such holder shall be deemed to have instructed the Depositary to vote “AGAINST” each of the resolutions set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the holder shall not be voted. The Depositary shall represent all Deposited Securities represented by ADSs for which voting instructions have been given hereunder for the sole purpose of establishing quorum at a meeting of shareholders.

Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the Voting Instructions contained therein.

CONTINUED ON REVERSE SIDE

17 June 2013 Extraordinary General Meeting of ELAN CORPORATION, PLC VOTING INSTRUCTIONS

Royalty Pharma recommends you vote “AGAINST” each of the ordinary resolutions listed below. Royalty Pharma’s $13.00 plus one non-transferable contingent value right (CVR) per share offer for all outstanding Elan ordinary shares (including ordinary shares represented by ADSs) will be withdrawn if the Theravance Transaction or any of the other Transactions are approved by the Elan shareholders

If these voting instructions are signed and timely returned but no specific direction as to voting is marked below as to a resolution, the undersigned shall be deemed to have instructed the proxy to vote “AGAINST” the unmarked resolution

ORDINARY RESOLUTION	Against	For	Vote Withheld
1. Theravance Transaction – “THAT the entry by the Company into the Theravance Transaction, (as described and defined in the circular to Elan Shareholders dated 27 May 2013) (the “Circular”), be and is hereby approved and the Directors, or a duly authorised committee of the Directors, be and are hereby authorised to carry the Theravance Transaction into effect (with such non-material amendments as they shall deem necessary or appropriate) and in connection therewith the Directors of the Company be and are hereby authorised to do or procure to be done any such acts and things on behalf of the Company and its subsidiaries as they consider necessary or expedient for the purpose of giving effect to the foregoing.”	☐	☐	☐

2. AOP Transaction – “THAT the entry by the Company into the AOP Transaction, (as described and defined in the Circular), be and is hereby approved and the Directors, or a duly authorised committee of the Directors, be and are hereby authorised to carry the AOP Transaction into effect (with such non-material amendments as they shall deem necessary or appropriate) and in connection therewith the Directors of the Company be and are hereby authorised to do or procure to be done any such acts and things on behalf of the Company and its subsidiaries as they consider necessary or expedient for the purpose of giving effect to the foregoing.”	☐	☐	☐

3. ELND005 Transaction – “THAT the entry by the Company into the ELND005 Transaction, (as described and defined in the Circular), be and is hereby approved and the Directors, or a duly authorised committee of the Directors, be and are hereby authorised to carry the ELND005 Transaction into effect (with such non-material amendments as they shall deem necessary or appropriate) and in connection therewith the Directors of the Company be and are hereby authorised to do or procure to be done any such acts and things on behalf of the Company and its subsidiaries as they consider necessary or expedient for the purpose of giving effect to the foregoing.”	☐	☐	☐

4. Share Repurchase Program – “THAT the entry by the Company into the Share Repurchase Program, (as described and defined in the Circular), be and is hereby approved and the Directors, or a duly authorised committee of the Directors, be and are hereby authorised to carry the Share Repurchase Program into effect (with such non-material amendments as they shall deem necessary or appropriate) and in connection therewith the Directors of the Company be and are hereby authorised to do or procure to be done any such acts and things on behalf of the Company and its subsidiaries as they consider necessary or expedient for the purpose of giving effect to the foregoing.”	☐	☐	☐

A “Vote withheld” is not a vote in law and will not be counted in the calculation of the proportion of the votes “No” and “Yes” on the resolution.

Authorized Signatures – This section must be completed for your vote to be counted – Date and Sign Below

Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such. Please be sure to sign and date this Voting Instruction Card.

Date (mm/dd/yyyy) –	Signature 1 – Please keep signature	Signature 2 – Please keep signature
Please print date below	within the box	within the box

/ /